UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2006

MD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50435

DE	72-1491921
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

620 Florida Street, Suite 200, Baton Rouge, LA 70801
(Address of principal executive offices, including zip code)

225-343-7169
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 5th, 2006, we entered into a $1.6 million loan agreement with BancorpSouth, Baton Rouge, Louisiana. The loan matures in 12 months and is secured by a pledge of receivables, equipment, general intangibles and a guarantee by Premier Medical Consultants Inc., a wholly owned subsidiary. In addition, certain third party investors guaranteed the note. In return for the guarantee, the third party investors shall receive 162,000 warrants at a purchase price of $0.01 per warrant. We will pay interest at an annual percentage rate of 13 percent. Under the terms of the loan, we will make interest only payments until the loan matures. The proceeds of this loan will be used to fund additional acquisitions and to fund working capital requirements.

Item 9.01.    Financial Statements and Exhibits

Financial Statements of Business Acquired
Not applicable

Pro Forma Financial Information

Not applicable

Exhibits

99.1+ Promissory Note for $1.6 million between MD Technologies Inc. and BancorpSouth of Baton Rouge, Louisiana.

99.2+ Commercial Security Agreement between MD Technologies Inc. and BancorpSouth Bank, Baton Rouge, Louisiana.

99.3+ Unconditional and Continuing Guaranty by Premier Medical Consultants, Inc.

+ Incorporated by reference from the Registrant's Report on Form 8-K filed May 11, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MD TECHNOLOGIES INC.

Date: May 19, 2006	By:	/s/ William D. Eglin
William D. Eglin
CEO & President